UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2013

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2013, the Board of Directors of the Federal Home Loan Bank of Pittsburgh (the Bank) approved the following officer changes effective September 3, 2013:

1) The principal financial officer responsibilities of Kristina K. Williams, Chief Operating Officer and Chief Financial Officer shall be transferred and Ms. Williams shall continue as Chief Operating Officer (COO). As COO, Ms. Williams will assume responsibility for all the Bank’s member-facing activities, including Member Services. Additionally, her responsibilities include the: a) Product Delivery; b) Information Technology; c) Communications; and d) Community Investment departments;

2) Edward V. Weller, age 50, is promoted from Controller to Chief Accounting Officer. As Chief Accounting Officer Mr. Weller will serve as the Bank’s principal financial officer. Mr. Weller joined the Bank in October, 2011 as Controller. From July to September 2011 Mr. Weller served as Chief Financial Officer for PNC Investments, within The PNC Financial Services Group, Inc. Prior to that, from February 2002 to June 2011, he served as Vice President/Manager, Financial Reporting also with The PNC Financial Services Group, Inc.

Mr. Weller receives an annual base salary commensurate with his duties. In connection with his promotion there was no new incentive grant or award nor any change in any award or award grant to Mr. Weller. Mr. Weller is not related to any director or executive officer. Neither Mr. Weller nor any member of his immediate family has or has had any material interest in any transaction or proposed transaction with the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

September 3, 2013	By:	/s/ Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary